Exhibit 99.1


[ASBURY LOGO]

                                             Contact Information: Jeff Hilsgen
                                                             Asbury Automotive
                                                                (203) 356-4418
                                                       investor@asburyauto.com





               ASBURY AUTOMOTIVE GROUP REVISES EARNINGS OUTLOOK


STAMFORD, Conn. - December 20, 2002 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today announced it is revising its full year 2002 diluted earnings per share target to $1.37 - $1.40 from its previous guidance of $1.50.

The Company will announce 2003 earnings guidance when annual results for 2002 are released. However, in recognition of the revised 2002 guidance, the company has reduced its planning target for 2003 EPS to $1.65 - $1.75, compared with its previously announced goal of $1.80 - $1.90. As noted when the details underlying its planning goal for 2003 were originally announced, achieving the goal is dependent upon a number of factors, including but not limited to industry sales trends, successful completion of the Bob Baker platform acquisition, improved results from the Price 1 used car pilot program and completion of the Company's share repurchase program.

Kenneth B. Gilman, President and CEO, said, "Consistent with overall industry trends, the Company is revising its guidance because we have experienced a slowdown in new and used vehicle sales. While used inventories remain within our target range, our new vehicle inventories are above target because of the slowdown in new vehicle sales - especially at our stores selling domestic brands.

"However, the two most significant and consistent profit drivers of the business are performing well. During October and November, both our parts/service and finance/insurance business segments delivered solid increases over last year's levels. I think this clearly underscores the fundamental strength and stability of the automotive retail business model."

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in Stamford, Connecticut, is one of the largest automobile retailers in the U.S., with 2001 revenues of $4.3 billion. Built through a combination of organic growth and a series of strategic acquisitions over the past six years, Asbury now operates through nine geographically concentrated, individually

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branded "platforms." These platforms operate 93 retail auto stores, encompassing
130 franchises for the sale and servicing of 36 different brands of American, European and Asian automobiles. Asbury believe that its product mix includes one of the highest proportions of luxury and mid- line import brands among leading U.S. automotive public retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans and projections regarding the Company's financial position, results of operations, market position, product development, pending acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers, risks associated with the company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's registration statement on Form S-1 and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward- looking statement, whether as a result of new information, future events or otherwise.